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                                                                    EXHIBIT 22.1

                          List of Subsidiaries

The following companies are subsidiaries of the Company and are included in the consolidated financial statements of the Company:

NAME                                          Jurisdiction of Organization  Percentage of Voting Securities Owned
----                                          ----------------------------  -------------------------------------
American Locker Security Systems, Inc.             Delaware                              100%
American Locker Company, Inc.                      Delaware                              100%
American Locker Company of Canada, Ltd.            Dominion of Canada                    100% (1)

Canadian Locker Company, Ltd.                      Dominion of Canada                    100% (2)
American Locker Security Systems                   Virgin Islands                        100% (1)
 International
Security Manufacturing Corporation                 Delaware                              100%
ALTRECO, Incorporated                              Delaware                              100%

(1) Owned by American Locker Security Systems, Inc.

(2) Owned by American Locker Company of Canada, Ltd.